Exhibit 10.22

AMENDMENT NO. 2
TO
THE LINCOLN ELECTRIC COMPANY
EMPLOYEE SAVINGS PLAN
(as amended and restated EFFECTIve JANUARY 15, 2021)

The Lincoln Electric Company, an Ohio corporation, hereby adopts this Amendment No. 2 to The Lincoln Electric Company Employee Savings Plan (As Amended and Restated Effective January 15, 2021) (the “Plan”), effective as of August 1, 2021, unless otherwise provided herein.

I.

Section 2.1 of the Plan is hereby amended by inserting a new sentence at the end thereof to read as follows:

“Further, notwithstanding the preceding provisions of this Section, for purposes of becoming an Eligible Employee on August 1, 2021, the requirement of Subsection (2) of this Section was waived in the case of a Covered Employee who was employed by Overstreet-Hughes Co., Inc. immediately prior to becoming an employee of J.W. Harris Co., Inc. on July 28, 2021. Further, notwithstanding the preceding provisions of this Section, for purposes of becoming an Eligible Employee on January 1, 2022, the requirement of Subsection (2) of this Section is waived in the case of a Covered Employee who was employed by Shoals Tubular, Inc. immediately prior to becoming an employee of J.W. Harris Co., Inc. on January 1, 2022.”

II.

Section 2.5(1) of the Plan is hereby amended by inserting a new sentence at the end thereof to read as follows:

“Further, notwithstanding the preceding provisions of this Section, for purposes of becoming a Matching Contribution Participant on August 1, 2021, the requirements of Subsection (1)(b) of this Section shall be waived in the case of a Covered Employee who was employed by Overstreet-Hughes Co., Inc. immediately prior to becoming an employee of J.W. Harris Co., Inc. on July 28, 2021. Further, notwithstanding the preceding provisions of this Section, for purposes of becoming a Matching Contribution

Participant on January 1, 2022, the requirements of Subsection (1)(b) of this Section shall be waived in the case of a Covered Employee who was employed by Shoals Tubular, Inc. immediately prior to becoming an employee of J.W. Harris Co., Inc. on January 1, 2022.”

III.

Section 2.6(1) of the Plan is hereby amended by inserting a new sentence at the end thereof to read as follows:

“Further, notwithstanding the preceding provisions of this Section, for purposes of becoming a Nonelective Contribution Participant on August 1, 2021, the requirements of Subsection (1)(b) of this Section shall be waived in the case of a Covered Employee who was employed by Overstreet-Hughes Co., Inc. immediately prior to becoming an employee of J.W. Harris Co., Inc. on July 28, 2021. Further, notwithstanding the preceding provisions of this Section, for purposes of becoming a Nonelective Contribution Participant on January 1, 2022, the requirements of Subsection (1)(b) of this Section shall be waived in the case of a Covered Employee who was employed by Shoals Tubular, Inc. immediately prior to becoming an employee of J.W. Harris Co., Inc. on January 1, 2022.”

IV.

Effective as of January 1, 2021, Section 3.3 of the Plan is hereby amended in its entirety to read as follows:

“3.3 Changes in Contributions. The percentage designated, or deemed to have been designated, by a Member pursuant to Section 3.1 shall continue in effect, notwithstanding any changes in the Member’s Compensation. A Member may, however, in accordance with the percentages permitted by Section 3.1, change the percentage of his Compensation to be made as Before-Tax Contributions and/or Roth Contributions effective as soon as practicable after such prior written notice of the change is filed with the Administrative Committee as the Committee may require. In addition, a Member may, in accordance with the percentages permitted by Section 3.1, and in accordance with procedures established by the Administrative Committee, elect to have the percentage of his Compensation to be made as Before-Tax Contributions and/or Roth Contributions in the future automatically increased annually on a date and in an amount as specified by the Member in such election. Such automatic increase election shall remain in effect until canceled by the Member in accordance with procedures established by the Administrative Committee. In the case of any Member for whom the Administrative Committee has provided pursuant to Section 3.1(1) for a separate election to reduce the Member’s Bonus Compensation, for each payment of Bonus Compensation the Member shall make an election with respect to the percentage, or amount, if any, of each such payment to be made as Before-Tax Contributions and/or Roth Contributions effective as soon as practicable after such prior written is notice filed with the Administrative Committee as the Committee may require.”

V.

Section 3.9 of the Plan is hereby amended by inserting a new Section 3.9(3), immediately following Section 3.9(2), to read as follows:

“(3)Notwithstanding any other provision of the Plan to the contrary, effective for the period beginning August 1, 2021 and ending December 31, 2021, an Employee of Shoals Tubular, Inc. (excluding, however, (a) any “leased employee” (as defined in Section 1.1(21)), (b) any Disabled Employee and (c) any Employee classified as either an intern or a Co-Op Employee) shall be considered a “Covered Employee” for purposes of this Section 3.9, and not for any other purpose under the Plan.”

EXECUTED at Cleveland, Ohio this 29th day of December, 2021.

THE LINCOLN ELECTRIC COMPANY

By: /s/ Michele R. Kuhrt

Name: Michele R. Kuhrt

Title: Executive Vice President, Chief

Human Resources Officer